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                              TERM PROMISSORY NOTE

$500,000 (the "Principal")                                      Date: 2/12, 1998

         FOR VALUE RECEIVED, PICKNET. Inc., 115 Route 46 West, Suite A2. Mountain Lake, New Jersey 07046, a New Jersey Corporation ("Maker"), hereby promises to pay to the order of IDT Corp., 294 State Street, Hackensack, New Jersey 07601, a Delaware Corporation ("Payee"), at Payee's address listed above, or at such other place as the holder hereof may designate in writing, the Principal, plus interest, on the terms set forth herein. Payee may transfer this Note to any person, who shall then be deemed to be Payee hereunder.

                                   ARTICLE ONE
                                     PAYMENT


         1.2 Monthly payments of interest only at the rate of 0.75 percent per month shall be due and payable on the 15th of each month, beginning one month following the date above, and through and including February 9, 1999. The Principal shall be due and repaid on February 9, 1999. In any event, all outstanding principal and interest shall be repaid no later than February 9, 1999. Interest shall be computed on the basis of 30-day months and 360-day years.

         1.3 Payment of principal, interest and any other sum due hereunder shall be made in lawful money of the United States of America, via wire transfer. Wire transfer instructions are attached hereto as Schedule A. Prior to any sale or other disposition of this Note, the payee shall endorse thereon the amount of principal paid hereon.


                                   ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

         The obligations, representations, warranties and covenants of Maker set forth in amendment to the Reciprocal Telecommunications Agreement of even date herewith (the "Agreement") are herewith incorporated herein as if set forth at length and each shall be deemed to be independently material and to have been relied upon by the Payee.

         Payee's only obligation under the Note is the advancement of money referenced above. Maker's obligation to repay any amounts advanced, with interest, shall be absolute and unconditional. Payee's representations, warranties or covenants as set forth in the Agreement specifically are not incorporated herein and shall not constitute a defense to the payment of this Note. Payee's failure to perform under the Agreement shall not constitute a defense to the repayment of the Note.



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                                  ARTICLE THREE
                                EVENTS OF DEFAULT

         3.1 If any one or more of the following events (herein termed "Events of Default") shall happen;

         (a) any payment of principal or interest is not paid when due and payable hereunder,

         (b) Maker or any guarantor hereof shall:

             (i) consent to the appointment of a receiver or trustee for all or a substantial part of its or his property or to the filing of a petition against it or him under the federal bankruptcy laws or any other similar law or statute for the relief or aid of debtors of the United States of America or any State thereof, as now or hereinafter in effect (the "Bankruptcy Laws"),

             (ii) have an order for relief entered against it or him under the Bankruptcy Laws or otherwise be adjudicated a bankrupt or insolvent or have any court of competent jurisdiction assume custody or control of Maker or any guarantor or of the whole or any substantial part of the property of Maker or any guarantor,

             (iii) become insolvent or admit its or his inability, or become unable, to pay its or his debts generally as they become due.

             (iv) file a petition, or have an action, motion or other proceeding under the Bankruptcy Laws brought against it for relief or for reorganization or for the adoption of an arrangement under the Bankruptcy Laws or an admission seeking the relief therein provided.

             (v) make a general assignment for the benefit of its creditors;

         (c) default in the due observance of any provision of this Note or any guaranty executed in connection herewith and the same shall not be cured within 30 days of written notice from Payee; this requirement of prior written notice of default shall not apply to a default in payment of principal or interest under Section 3.1(a);

         (d) Maker takes any action to terminate, liquidate or dissolve Maker;

         (e) any material representation or warranty contained herein, or in any agreement or instrument executed in connection herewith (including, without limitation, the Agreement and any guaranty of the obligations of Maker arising hereunder), or made in connection herewith shall not have been true and accurate in all material respects when made; or

         (f) any material adverse change occurs in the financial condition of Maker or guarantor of Maker's obligations hereunder, or the death of any such guarantor, then and in any such event, at

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any time thereafter, if any Event of Default shall then be continuing, Payee may by written notice to Maker declare the entire principal, accrued interest and any other amounts owing under this Note to be immediately due and payable
(except that in case of an Event of Default under paragraphs (a) through (d) above no such additional notice shall be required and such acceleration shall be automatic upon the occurrence of such Event of Default), and in such case the same shall be paid immediately in full. If any payment of principal or interest is not paid by the end of 15 calendar days after the date when due and payable hereunder, Maker shall promptly pay to Payee a late charge equal to 2% of the amount of the overdue payment. Maker acknowledges that such charge is a reasonable estimate of the additional cost to be incurred by payee on account of a late payment. Interest shall accrue on all amounts past due, after expiration of any applicable grace period provided for herein, whether or not an Event of Default has occurred, at the rate per annum of the lesser of 18% or the highest rate permitted by law until paid.

         3.2 In case any one or more default hereunder or under any related document shall happen and be continuing, Payee may proceed to protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note or in aid of the exercise of any power granted in this Note to enforce any other legal or equitable right of Payee. After an event of Default, Maker shall pay to Payee immediately upon written demand therefor any amounts reasonably expended or incurred by Payee in collecting any amount due hereunder, including, without limitation, attorneys' fees and costs, whether or not any legal action is instituted in connection therewith, including interest on all such amounts from the date demanded until the date paid at the rate per annum of the lesser of 18% or the highest rate permitted by law until paid.


                                  ARTICLE FOUR
                                  MISCELLANEOUS

         4.1 This Note (a) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Payee and (b) shall be binding upon Maker, its successors and assigns, and shall inure to the benefit of and be enforceable by Payee, its successors and assigns. No Promises or representations have been made by Payee in connection herewith except as expressly set forth herein. Maker hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

         4.2 This Note shall be paid in full without any offset or deduction for any claim, counterclaim or defense of any kind whatsoever, the right to raise any of which is waived by Maker, except as provided in Article 2 hereof. Maker also hereby waives the right to trial by jury in any litigation related to this Note.

         4.3 This note shall be construed and governed in all respects by the laws of the State of New Jersey applicable to contracts made and to be performed therein.

         4.4 If any provision of this Note is deemed to be invalid, illegal, or unenforceable, the balance of this Note shall remain in full force and effect.


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         4.5 Any notice or communication required or sent in connection with this Note shall be effective when sent pursuant to the terms of the Agreement.

         4.6 As a further inducement to the Payee to accept this Note, Maker acknowledging that Payee is relying on the covenants in this paragraph, covenants and agrees that: in any action or proceeding brought on, under or in connection with or relating to this Note, any legal suit arising out of or in connection with this Note may be instituted in the Superior Court of the State of New Jersey, County of Bergen;

         IN WITNESS WHEREOF, Maker executed this Note on the day and year first above written.

PICKNET, INC.



By: /s/   Diego Leiva
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         Diego Leiva
Officer: President & CEO


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